Exhibit 99.1

Zymeworks Announces Participation in Upcoming Investor Conferences

Vancouver, Canada and Seattle, Washington (February 03, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will participate in upcoming investor conferences.

•	Guggenheim Oncology Conference 2022. Zymeworks will participate virtually in one-on-one meetings and a fireside chat on February 9th at 1:00 p.m. ET.

•	11th Annual SVB Leerink Global Healthcare Conference. Zymeworks will participate virtually in one-on-one meetings and a fireside chat on February 17th at 3:40 p.m. ET.

Fireside chats will be webcast live with dial-in details and webcast replays available on Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com